UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event
reported) November 2, 2004 (October 27, 2004)

Build-A-Bear Workshop, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32320	43-1883836

(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

1954 Innerbelt Business Center Drive
St. Louis, Missouri	63114

(Address of Principal Executive Offices)	(Zip Code)

(314) 423-8000

(Registrant’s Telephone Number, Including Area Code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

     On October 27, 2004, Build-A-Bear Workshop, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) among the Company, certain selling stockholders named therein, and Credit Suisse First Boston LLC (“CFSB”) and Citigroup Global Markets Inc. (“Citigroup”), as representatives (the “Representatives”) of the several underwriters named therein (the “Underwriters”), in connection with the Company’s initial public offering.

     The Underwriting Agreement provides for, among other things, the sale by the Company of an aggregate of 1,500,000 shares and the sale by certain selling stockholders of an aggregate of 5,982,000 shares to the Underwriters for sale to the public. In addition, certain selling stockholders granted the Underwriters an option to purchase up to 1,122,300 shares to cover over-allotments, if any. The Underwriters exercised this option for the full amount of 1,122,300 shares on November 1, 2004.

     The Company and the selling stockholders made certain representations and warranties. The Company agreed that it would not offer, sell or register under the Securities Act shares of its common stock or securities convertible into or exchangeable or exercisable for such shares, without the prior written consent of the Representatives for a period of 180 days after October 28, 2004, the date of the final prospectus related to the offering, with certain exceptions specified in the Underwriting Agreement. Similarly, the Company’s executive officers and directors and the selling stockholders agreed that they will not, other than as contemplated by the related prospectus, offer, sell, contract to sell, pledge or otherwise dispose of shares of the Company’s common stock or securities convertible into or exchangeable or exercisable for any such shares, or enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Company’s common stock, without, in each case, the prior written consent of the Representatives for a period of 180 days after such date, subject to various exceptions specified in the Underwriting Agreement and relevant lock-up agreements. Under certain circumstances, the expiration of the “lock-up” period will be extended until the expiration of the 18-day period beginning on the date of announcement of certain developments, as specified in the Underwriting Agreement, unless the Representatives waive such an extension.

     The Company and the selling stockholders agreed to indemnify the Underwriters against liabilities under the Securities Act, or contribute to payments that the Underwriters may be required to make in that respect.

     A copy of the Underwriting Agreement is filed as Exhibit 1.1 hereto and is incorporated by reference herein. The description of the Underwriting Agreement contained herein is qualified in its entirety by the full text of such exhibit.

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Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description of Exhibit
1.1	Underwriting Agreement dated October 27, 2004 among the Company, certain selling stockholders named therein, Credit Suisse First Boston LLC and Citigroup Global Markets Inc., as representatives of the several underwriters named therein

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUILD-A-BEAR WORKSHOP, INC. (Registrant)
Date: November 2, 2004	By:	/s/ Tina Klocke
	Name:	Tina Klocke
	Title:	Chief Financial Bear, Secretary and Treasurer

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit
1.1	Underwriting Agreement dated October 27, 2004 among the Company, certain selling stockholders named therein, Credit Suisse First Boston LLC and Citigroup Global Markets Inc., as representatives of the several underwriters named therein

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